Exhibit 23.2.a









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-18139) and Form S-4 (File No. 333-87982) of Kansas City Power & Light Company (a wholly-owned subsidiary of Great Plains Energy Incorporated) of our report dated February 5, 2002, except with respect to Note 9, as to which the date is May 22, 2002, relating to the financial statements of Kansas City Power & Light Company and Subsidiaries, which appears in this Current Report on Form 8-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Kansas City, Missouri
August 23, 2002

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